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                                                           Exhibit 23.6




                                ERWIN & COMPANY
                          CERTIFIED PUBLIC ACCOUNTANTS


                                                    900 South Shackleford
                                                    Suite 515
                                                    Three Financial Centre
                                                    Little Rock, AR 72211
                                                    (501) 225-5441
                                                    (501) 225-6763 (FAX)

The Board of Directors
Citadel Broadcasting Company

We consent to the use in the registration statement titled Amendment No. 1 to Form S-4 of Citadel Broadcasting Company of our reports dated April 1, 1997 on the balance sheet of Snider Corporation as of December 31, 1996 and the related statements of income, stockholders' equity and cash flows for the year then ended and April 23, 1997 on the combined balance sheet of Snider Broadcasting Corporation and subsidiary and CDB Broadcasting Corporation as of December 31, 1996 and the related combined statements of operations, stockholders' deficit and cash flows for the year then ended included herein and to the reference to our firm under the heading "Independent Auditors" in the registration statement.

/s/ Erwin & Company




Little Rock, Arkansas
January 8, 1999